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                                                                    Exhibit 23.4
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                        Consent of Independent Auditors
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The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the inclusion in the registration statement on Form S-4 of Tele-Communications, Inc. of our report dated March 27, 1995, relating to the combined balance sheets of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity and cash flows for each of the years in the three-year period ended December 31, 1994, included herein and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.


                                                 KPMG Peat Marwick LLP

Denver, Colorado
June 20, 1995